UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.____)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EVOQUA WATER TECHNOLOGIES CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

EVOQUA WATER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania
15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 772-0044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on January 22, 2023, Xylem Inc. (“Xylem”), an Indiana corporation, Fore Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Xylem (“Merger Sub”), and Evoqua Water Technologies Corp. (“Evoqua”), a Delaware corporation, entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), providing for the merger of Merger Sub with and into Evoqua, with Evoqua surviving the merger as a direct, wholly-owned subsidiary of Xylem (the “Merger”).

On March 9, 2023, Xylem filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a preliminary joint proxy statement/prospectus of Xylem and Evoqua relating to the Merger. On April 11, 2023, Xylem filed with the SEC a definitive joint proxy statement/prospectus of Xylem and Evoqua relating to the Merger (the “Xylem Proxy Statement/Prospectus”). Also on April 11, 2023, Evoqua filed with the SEC the same definitive joint proxy statement/prospectus relating to the Merger on Schedule 14A (the “Evoqua Proxy Statement”).

Xylem and Evoqua have determined to voluntarily supplement and restate certain of the disclosures made in the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement with the information below. The information below should be read in conjunction with the information in the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement and you are urged to read the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement in their entirety. Nothing in this Current Report is or shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures provided hereby, taken individually or in the aggregate.

To the extent that the information set forth herein differs from or updates information contained in the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, the information set forth herein shall supersede or supplement the information in the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement. All references to sections and subsections herein are references to the corresponding sections or subsections in the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, all page references are to pages in the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, and terms used herein, unless otherwise defined, have the meanings set forth in the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement.

The supplemental disclosures to the definitive joint proxy statement/prospectus in this Current Report do not modify in any way the terms of the Merger, including the Merger consideration, or the timing of the Xylem Special Meeting (to be held virtually at www.virtualshareholdermeeting.com/XYL2023SM, on May 11, 2023, at 11:00 a.m., Eastern Time), or the timing of the Evoqua Special Meeting (to be held virtually at www.virtualshareholdermeeting.com/AQUA2023SM, on May 11, 2023, at 11:00 a.m., Eastern Time). The Xylem Board continues to unanimously recommend that Xylem shareholders vote “FOR” the Share Issuance Proposal and the Xylem Adjournment Proposal. The Evoqua Board continues to unanimously recommend that Evoqua stockholders vote “FOR” the Merger Proposal, the Advisory Compensation Proposal and the Evoqua Adjournment Proposal.

Supplemental Disclosures

On March 13, 2023, a purported Evoqua stockholder filed an action against Evoqua and the Evoqua Board captioned O’Dell v. Evoqua Water Technologies Corp., et al., No. 23-cv-2122, in the United States District Court for the Southern District of New York (the “O’Dell Action”). The plaintiff in the O’Dell Action alleges that Evoqua and the Evoqua Board violated federal securities laws, including Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated under the Exchange Act, by issuing a materially incomplete and misleading preliminary proxy statement in connection with the Merger. On April 11, 2023, another purported Evoqua stockholder filed an action against Evoqua and the Evoqua Board captioned Bushansky v. Evoqua Water Technologies Corp., et al., No. 23-cv-3042, in the United States District Court for the Southern District of New York (the “Bushansky Action”), and on April 20, 2023, a third purported Evoqua stockholder filed an action against Evoqua and the Evoqua Board captioned Morgan v. Evoqua Water Technologies Corp., et al., No. 23-cv-431, in the United States District Court for the District of Delaware (the “Morgan Action” and together with the O’Dell Action and the Bushansky Action, the “Actions”). The plaintiffs in the Bushansky Action and the Morgan Action allege that Evoqua and the Evoqua Board violated federal securities laws, including Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9

promulgated under the Exchange Act, by issuing a materially incomplete and misleading definitive proxy statement in connection with the Merger. The plaintiffs in each of the Actions seek, among other things, to enjoin the transactions contemplated by the Merger Agreement and an award of attorneys’ and expert fees and expenses. Xylem and Evoqua believe that the allegations in the Actions are without merit.

This information in this Supplemental Disclosures section of this Current Report on Form 8-K should be read in conjunction with the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, which should be read in its entirety.

In the section Background of the Merger, following the third sentence of the fourth paragraph on page 73 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, the following sentence is inserted:

Evoqua and the Evoqua Board believed that working with both Goldman Sachs and BofA Securities in connection with the proposed transaction was in the best interests of the company and its stockholders.

In the section Background of the Merger, following the first sentence of the seventh paragraph on page 73 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, the following sentence is inserted:

Evoqua did not enter into any non-disclosure agreements in relation to a potential strategic transaction with any parties other than Xylem and Party B.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-Goldman Sachs & Co. LLC, the second sentence of the first paragraph in the section Illustrative Discounted Cash Flow Analysis-Evoqua Standalone, on page 107 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, is restated in its entirety as follows:

Using the mid-year convention for discounting cash flows and discount rates ranging from 9.0% to 10.5%, reflecting estimates of Evoqua’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2022 (i) estimates of unlevered free cash flow for Evoqua for the second through fourth quarters of fiscal year 2023 and for fiscal years 2024 and 2025 as reflected in the Evoqua Management Forecasted Financial Information Including M&A as described in the section titled “Certain Unaudited Forecasted Financial Information” beginning on page 118 of this joint proxy statement/prospectus and (ii) a range of illustrative terminal values for Evoqua, which were calculated by applying terminal year exit EV/EBITDA multiples ranging from 18.0x to 22.0x, to a terminal year estimate of the EBITDA to be generated by Evoqua of approximately $426 million, as reflected in the Evoqua Management Forecasted Financial Information Including M&A (which analysis implied perpetuity growth rates of 5.1% to 7.3%).

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-Goldman Sachs & Co. LLC, the second and third sentences of the second paragraph in the section Illustrative Discounted Cash Flow Analysis-Evoqua Standalone, on page 107 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, are restated in their entirety as follows:

Goldman Sachs then subtracted from the range of illustrative EVs it derived for Evoqua the amount of Evoqua’s net debt of approximately $767 million as provided by and approved for Goldman Sachs’ use by the management of Evoqua, to derive a range of illustrative equity values for Evoqua. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Evoqua Common Stock ranging from approximately 126.4 million to 126.8 million, as provided by and approved for Goldman Sachs’ use by the management of Evoqua, using the treasury stock method, to derive a range of illustrative present values per share of Evoqua Common Stock ranging from $42 to $54, rounded to the nearest dollar.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-Goldman Sachs & Co. LLC, the second sentence of the first paragraph in the section Illustrative Discounted Cash Flow Analysis-Pro Forma Combined Company, on page 107 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, is restated in its entirety as follows:

Using the mid-year convention for discounting cash flows and discount rates ranging from 9.0% to 10.5%, reflecting estimates of the combined company’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2022 (i) estimates of unlevered free cash flow for the pro forma combined company for the second through fourth quarters of fiscal year 2023 and for fiscal years 2024 and 2025 as reflected in the Evoqua

Integrated Forecasted Financial Information and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying terminal year exit EV/EBITDA multiples ranging from 21.0x to 25.0x, to a terminal year estimate of the EBITDA of approximately $1,870 million to be generated by the pro forma combined company, as reflected in the Evoqua Integrated Forecasted Financial Information (which analysis implied perpetuity growth rates of 5.7% to 7.7%).

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-Goldman Sachs & Co. LLC, the second and third sentences of the second paragraph in the section Illustrative Discounted Cash Flow Analysis-Pro Forma Combined Company, on page 108 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, are restated in their entirety as follows:

Goldman Sachs then subtracted from the range of illustrative pro forma EVs the amount of pro forma combined company net debt of approximately $1,742 million as provided by and approved for Goldman Sachs’ use by the management of Evoqua, to derive a range of implied pro forma equity values for the combined company. Goldman Sachs then divided the range of implied pro forma equity values it derived by the number of pro forma fully diluted shares of combined company common stock (“Combined Company Common Stock”) expected to be outstanding following the consummation of the Merger ranging from approximately 243.0 million to 243.2 million, as provided by and approved for Goldman Sachs’ use by the management of Evoqua, using the treasury stock method.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-Goldman Sachs & Co. LLC, the first sentence of the second paragraph in the section Illustrative Present Value of Future Share Price Analysis-Evoqua Standalone, on page 108 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, is restated in its entirety as follows:

Goldman Sachs then subtracted the amount of Evoqua’s net debt of approximately $732 million and $689 million for each of the fiscal years 2023 and 2024 respectively, each as provided by and approved for Goldman Sachs’ use by the management of Evoqua, from the respective illustrative EVs in order to derive a range of implied equity values as of September 30 for Evoqua for each of the fiscal years 2023 and 2024.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-Goldman Sachs & Co. LLC, the first sentence of the second paragraph in the section Illustrative Present Value of Future Share Price Analysis-Pro Forma Combined Company, on page 108 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, is restated in its entirety as follows:

Goldman Sachs then subtracted the amount of the combined company’s net debt of approximately $1,602 million and $1,135 million for each of the fiscal years 2023 and 2024 respectively, each as provided by and approved for Goldman Sachs’ use by the management of Evoqua, from the respective illustrative pro forma EVs in order to derive a range of implied equity values as of September 30 for each of the fiscal years 2023 and 2024.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-Goldman Sachs & Co. LLC, the table in the section Selected Transactions Analysis, on page 109 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, is restated in its entirety as follows:

Announcement Date	Acquiror	Target	EV/LTM Adj. EBITDA	EV per transaction ($ in millions)
February 2022	Zurn Water Solutions Corporation	Elkay Manufacturing Company	16.6x		$1,564
January 2020	Cott Corporation	Primo Water Corporation	15.4x		$775
December 2019	Culligan International Company	AquaVenture Holdings Limited	15.1x		$1,118
December 2017	Xylem Inc.	Pure Technologies Ltd.	24.4x	CAD	509
March 2017	SUEZ | Caisse de dépôt et placement du Québec	GE Water & Power Technologies	12.5x		$3,400
August 2016	Xylem Inc.	Sensus USA Inc.	10.7x		$1,700
May 2015	Danaher Corporation	Pall Corporation	20.8x		$13,800
November 2014	Watts Water Technologies Inc.	AERCO International Inc.	11.0x		$265

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-BofA Securities, Inc., following the second full paragraph in the section Summary of Material Evoqua Financial Analyses-Selected Publicly Traded Companies Analysis, on page 113 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, the following sentence and table are inserted:

The following table presents the selected publicly traded companies and their enterprise value / estimated adjusted EBITDA:

EV / Adj. EBITDA
Company	2023E	2024E
Primary Peers:
Ecolab Inc.	17.0x	15.6x
Xylem Inc.	21.4x	19.5x
Industrie de Nora S.p.A	19.8x	16.3x
Other Peers:
Pentair plc	12.3x	11.6x
A.O. Smith Corporation	12.4x	11.8x
Kurita Water Industries Ltd.	10.0x	9.3x

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-BofA Securities, Inc., following the second sentence of the first paragraph in the section Summary of Material Evoqua Financial Analyses-Discounted Cash Flow Analysis, on page 114 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, the following sentence is inserted:

The selected range of terminal forward multiples was based on BofA Securities’ professional judgment and experience.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-BofA Securities, Inc., the third sentence of the first paragraph in the section Summary of Material Evoqua Financial Analyses-Discounted Cash Flow Analysis, on page 114 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, is restated in its entirety as follows:

The cash flows and terminal values were then discounted to present value, assuming a mid-year convention, as of December 31, 2022, using discount rates ranging from 9.0% to 11.0%, which were based on an estimate of Evoqua’s weighted average cost of capital, derived using the capital asset pricing model, which took into account, among other things, risk free rate, levered beta, and historical equity risk premium.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-BofA Securities, Inc., following the second sentence of the third bullet point in the section Summary of Material Evoqua Financial Analyses-Other Factors, on page 114 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, the following sentence is inserted:

The selected range of terminal forward multiples was based on BofA Securities’ professional judgment and experience.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-BofA Securities, Inc., the third sentence of the third bullet point in the section Summary of Material Evoqua Financial Analyses-Other Factors, on page 114 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, is restated in its entirety as follows:

The cash flows and terminal values were then discounted to present value, assuming a mid-year convention, as of December 31, 2022, using discount rates ranging from 9.0% to 11.0%, which were based on an estimate of Evoqua’s weighted average cost of capital, derived using the capital asset pricing model, which took into account, among other things, risk free rate, levered beta, and historical equity risk premium.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-BofA Securities, Inc., following the second full paragraph in the section Summary of Material Xylem Financial Analyses-Selected Publicly Traded Companies Analysis, on page 115 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, the following sentence and table are inserted:

The following table presents the selected publicly traded companies and their enterprise value / estimated adjusted EBITDA:

EV / Adj. EBITDA
Company	2023E	2024E
Primary Peers:
Evoqua Water Technologies Corp.	18.2x	16.8x
Franklin Electric Co., Inc.	13.3x	12.4x
Badger Meter Inc	25.9x	24.5x
Other Peers:
Pentair plc	12.3x	11.6x
Watts Water Technologies, Inc.	13.7x	13.3x
Zurn Elkay Water Solutions Corporation	12.6x	11.6x
Mueller Water Products, Inc.	9.5x	8.8x

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-BofA Securities, Inc., following the second sentence of the first paragraph in the section Summary of Material Xylem Financial Analyses-Discounted Cash Flow Analysis, on page 115 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, the following sentence is inserted:

The selected range of terminal forward multiples was based on BofA Securities’ professional judgment and experience.

In the section Opinions of Evoqua’s Financial Advisors—Opinion of Evoqua’s Financial Advisor-BofA Securities, Inc., the third sentence of the first paragraph in the section Summary of Material Xylem Financial Analyses-Discounted Cash Flow Analysis, on page 115 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement, is restated in its entirety as follows:

The cash flows and terminal values were then discounted to present value, assuming a mid-year convention, as of December 31, 2022, using discount rates ranging from 9.0% to 11.0%, which were based on an estimate of Xylem’s weighted average cost of capital, derived using the capital asset pricing model, which took into account, among other things, risk free rate, levered beta, and historical equity risk premium.

Correction of Computational Errors

The first table on page 126 of the Xylem Proxy Statement/Prospectus and the Evoqua Proxy Statement is restated in its entirety as follows to correct two computational errors in the “Estimated Value of Vested Evoqua Options” column as to Mr. Keating and Mr. Stas:

	Number of Shares Subject to Evoqua Options
Name of Executive Officer or Non-Employee Director	Vested Evoqua Options (#)	Unvested Evoqua Options (#)	Estimated Value of Vested Evoqua Options ($)	Estimated Value of Unvested Evoqua Options ($)
Executive Officer:
Ron C. Keating	1,915,311	159,518	69,635,457	3,732,322
Benedict J. Stas	461,697	46,426	16,234,294	1,086,472
Rodney O. Aulick	121,372	29,455	3,252,443	688,823
Snehal A. Desai	139,690	18,365	3,848,205	429,642
Hervé P. Fages	33,614	27,030	945,182	632,003
Vincent Grieco	125,593	18,365	3,887,022	429,642
James M. Kohosek	87,291	15,940	2,519,673	372,822
Anthony J. Webster	94,072	15,940	2,701,607	372,822
Non-Employee Director:
Nick Bhambri	54,807	—	2,360,537	—
Martin J. Lamb	44,903	—	1,933,972	—

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements.

Such forward-looking statements, including those regarding the timing, consummation and anticipated benefits of the transaction described herein, involve risks and uncertainties. Xylem’s and Evoqua’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the shareholders of Xylem or stockholders of Evoqua or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Xylem or Evoqua; the ability of Xylem and Evoqua to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated therewith; and continued uncertainty around the ongoing impacts of the COVID-19 pandemic, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Xylem’s and Evoqua’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 filed in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in Xylem’s and Evoqua’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this document are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Xylem and Evoqua undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction with Xylem, Xylem has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Xylem and Evoqua that also constitutes a prospectus of Xylem. The registration statement was declared effective by the SEC on April 6, 2023. On April 11, 2023, Evoqua and Xylem also filed with the SEC the Evoqua Proxy Statement and the Xylem Proxy Statement/Prospectus. Evoqua and Xylem began mailing the Evoqua Proxy Statement and the Xylem Proxy Statement/Prospectus to their respective stockholders and shareholders on or around April 11, 2023. Each of Xylem and Evoqua may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Xylem and Evoqua through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Xylem are available free of charge on Xylem’s website at www.xylem.com or by contacting Xylem’s Investor Relations Department by email at andrea.vanderberg@xylem.com or by phone at +1 (914) 260-8612. Copies of the documents filed with the SEC by Evoqua are available free of charge on Evoqua’s internet website at www.evoqua.com or by contacting Evoqua Water Technologies Corp., 210 Sixth Avenue, Suite 3300, Pittsburgh, PA 15222, ATTN: General Counsel and Secretary.

Participants in the Solicitation

Xylem, Evoqua and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Xylem is set forth in Xylem’s proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 3, 2023, and Xylem’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 24, 2023. Information about the directors and executive officers of Evoqua is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on December 23, 2022, and Evoqua’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which was filed with the SEC on November 16, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus filed by Evoqua and Xylem with the SEC.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2023		EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer